                                                                    EXHIBIT 11.1
                       IRIDIUM WORLD COMMUNICATIONS LTD.

                  COMPUTATION OF LOSS PER CLASS A COMMON SHARE
                        (IN THOUSANDS EXCEPT SHARE DATA)



                                                      THREE MONTHS ENDED   SIX MONTHS ENDED
                                                         JUNE 30, 1997       JUNE 30, 1997
                                                      ------------------   ----------------
Net loss applicable to Class A Common shares........      $      779          $      779
                                                         ------------        ------------
Average number of shares outstanding................       2,769,231           1,392,265
                                                         ------------        ------------
Net Loss per Class A Common Share...................      $     0.28          $     0.56
                                                         ============        ============

                                       22